Exhibit 99.1

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

THIS CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT, (“Agreement”) made as of the 15th day of October, 2004, by and between Mellon Financial Corporation (“MFC”), and on behalf of Mellon Bank, N.A, (“Mellon Bank”) their parent companies, subsidiaries, affiliates, related entities, successors and assigns (collectively “Mellon”) and John L. Klinck, Jr. (hereinafter “Klinck”) in consideration of and as a condition precedent to the following additional compensation, the adequacy, sufficiency and receipt of which are hereby acknowledged, agree as follows:

ARTICLE 1: CONSIDERATION

In exchange for Klinck’s execution of this Agreement within thirty (30) days of his receipt of the Agreement and as a condition precedent, Mellon agrees to provide Klinck with a stock option award of 20,000 shares of MFC Type I options (“Award”) upon approval of the Award by MFC Human Resources Committee at its September 21, 2004 meeting. The Award is subject to the terms and conditions set forth in the MFC Long Term Profit Incentive Plan (2004), and the individualized Stock Option Agreement, which are incorporated by reference.

ARTICLE 2: CONFIDENTIAL INFORMATION

2.01 Definition of and Ownership of Confidential Information. Klinck recognizes, acknowledges and agrees that:

(a) In the course of his employment by Mellon Bank and as a Vice Chair of MFC he has had and it will be necessary for him to be given or have access to and become informed of confidential or proprietary information which Mellon possesses or to which Mellon has rights, which relates to Mellon and which is not generally known to the public or in the trade and is a competitive asset of Mellon, or information which constitutes a “trade secret” of Mellon, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985, including without limitation, and regardless of whether such is original, duplicated, computerized, memorized, handwritten or in any other form: (i) Mellon’s planning data, records, observations and marketing strategies or techniques, computer programs, system documentation, manuals, formulae, processes, operation methods, machines, compositions; (ii) non-public terms of any new products, data bases, and investment strategies of Mellon, trading, arbitrage and/or hedging techniques or strategies,; (iii) non-public information relating to Mellon personnel matters; (iv) Mellon’s financial results and information about its business condition; (v) non-public terms of any investment, management or advisory agreement or other material contract of Mellon; (vi) Mellon’s proprietary software and related documents; (vii) Mellon’s customer and client and prospecting lists, identifying information and contact persons at such customers and clients and prospects; (viii) non-public material information concerning Mellon’s clients or customers or their operations, condition (financial or otherwise) and (ix) patents, patents applications, copyrights, service marks and other intellectual property (collectively referred to herein as the “Confidential Information”);

(b) Confidential Information shall not include information generally known to the public other than by virtue of a breach of this Agreement by Klinck, information rightfully known to Klinck without limitation on disclosure prior to its receipt from Mellon or a customer of Mellon, information rightfully received from a third party without limitation on disclosure and information generally made available by Mellon or a client or customer of Mellon to third parties without restriction on disclosure; or information required to be disclosed by law, rule, regulation or order without an obligation of confidentiality on the part of the recipient, provided that prior to making any disclosure under this clause Klinck shall, if permissible under the law, rule or regulation, provide Mellon with notice and the opportunity to contest such disclosure.

(c) The Confidential Information has been developed or acquired by Mellon with significant expenditures of time, effort and money and is unique and cannot be lawfully duplicated or easily acquired. The Confidential Information is the sole and exclusive property of Mellon (and in some cases the property of a customer of Mellon). Mellon takes all reasonable measures to maintain its confidentiality and to guard its secrecy. The Confidential Information is not generally known outside Mellon and within Mellon this information is confidential and used only on a “need to know” basis. The Confidential Information is unique and cannot be lawfully duplicated or easily acquired. Klinck agrees that the Confidential Information is deserving of trade secret status and protection, as that term is defined by the Uniform Trade Secrets Act, as amended and approved by the National Conference of Commissioners on Uniform State Laws in 1985.

2.02 Use of Confidential Information. Klinck agrees that the use, except for the sole purpose of conducting business on behalf of Mellon or with prior written consent of Mellon, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to Mellon.

2.03 Nondisclosure of Confidential Information. Klinck agrees that it is essential to the protection of Mellon’s goodwill and to the maintenance of Mellon’s competitive position that the Confidential Information be kept secret and Klinck agrees not to disclose the Confidential Information to others or use the Confidential Information to Klinck’s own advantage or the advantage of others either during employment or at any time thereafter.

2.04 Additional Obligations. Klinck agrees that the obligations under this Article are in addition to, and not in limitation or preemption of, all other obligations of confidentiality, which Klinck may have to Mellon under its Code of Conduct or general or specific legal or equitable principles.

2.05 Return of Mellon Property. Klinck agrees that upon the termination of employment, for any reason or no reason, or at any other time Mellon may request, that Klinck will immediately return to Mellon all Confidential Information and all of its property, including without limitation, all documents (including copies) and information, however maintained (including computer files, tapes, and recordings), concerning Mellon or acquired by the Klinck in the course and scope of employment (excluding only those documents relating solely to Klinck’s own salary and benefits). In addition, Klinck agrees that he will delete, all information concerning Mellon’s business, customers and prospective customers, including customer contact information (e.g., names, addresses and telephone numbers), from his personal computer devices, including laptops, cellular phones, palm pilots and similar devices

ARTICLE 3: NON-SOLICITATION OF ACCOUNTS AND EMPLOYEES

3.01	Non-solicitation of Clients or Customers. Klinck covenants and agrees that during employment and that upon the termination his employment, for any reason or no reason, including but not limited to resignation of employment, that for a period of twelve (12) months following the termination of his employment (“Restricted Period”), Klinck, whether

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directly or indirectly, in any capacity whatsoever (whether as proprietor, partner, investor, shareholder, director, officer, employer, consultant, independent contractor, co-venturer, financier, agent, representative or otherwise): shall not:

(a) provide or assist with the provision of Relevant Financial Services to a Client or Customer of the Mellon, except as an employee of Mellon or the parents, affiliates or related entity of Mellon; provided that this Article 3 does not prohibit Klinck from being employed by or affiliated or associated with any person or entity after termination his employment with Mellon so long as he does not have any involvement on behalf of any person or entity with respect to soliciting, managing, administering, supporting or retaining the Relevant Financial Services business provided or proposed to be provided to a Customer or Client of Mellon; and/or

(b) solicit by mail, phone, personal meeting, or by any other means, either directly or indirectly, the business or patronage of any Customer or Client of Mellon for any other person or entity, divert, entice, or otherwise take away from Mellon the business or patronage of any Customer or Client of Mellon, or attempt to do so, or solicit or induce any Customer or Client of Mellon to terminate or reduce its relationship with Mellon.

3.02 Non-solicitation of Employees. Klinck covenants and agrees that during his employment with Mellon and during the Restricted Period that he shall not, directly or indirectly, hire, recruit solicit or induce, or attempt to hire, recruit solicit or induce, (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee of Mellon to leave Mellon or any affiliate for any reason whatsoever.

3.03 Reasonableness of Restricted Period. Klinck acknowledges and agrees that the Restricted Period is reasonable and valid in duration and scope and in all other respects. Klinck also represents that his experience and capabilities are such that the enforcement of the provisions of this Agreement will not prevent him from earning a livelihood, and he acknowledges that it would cause Mellon serious and irreparable injury and cost if he were to use his ability and knowledge in competition with Mellon or to otherwise breach the obligations contained in this Agreement.

3.04 Extension of Restricted Period. Klinck agrees that the nonsolicitation obligations contained in this Agreement shall be extended by the length of time during which he shall have been in breach of any of the provisions.

3.05 Definitions. Klinck understands that for the purposes of this Agreement:

(a) “Relevant Financial Services” shall mean trust and custody and related services, such as securities lending, investment accounting, pension management, trade processing, performance measurement and investment analysis services, investment-related foreign exchange, risk management and fiduciary monitoring for pension funds i.e. defined benefit/defined contribution markets, foundations, investment managers and insurance companies provided in sub-custodian relationships with banks and joint relationships provided by Mellon from time to time or investment management services which at any time during the twelve (12) months preceding the termination of his employment are or were within the scope of his responsibilities.

(b) Klinck understands that for the purposes of this Agreement, “Customer” or “Client” of Mellon means any person or entity who (i) is receiving Relevant Financial Services from Mellon on the date of termination of his employment with Mellon or its parent, subsidiary,

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affiliate related entity or successor (ii) received such services for compensation at any time during the 1 year period immediately preceding the date of termination of his employment, or (iii) Klinck solicited, directly or indirectly, in whole or in part, on behalf of Mellon to provide financial services within one (1) year preceding the termination of his employment.

ARTICLE 4: DUTY OF LOYALTY

4.01 Duty of Loyalty to Mellon. Klinck agrees that at all times during his employment by Mellon and in his position as Vice Chair of MFC, he owes Mellon a duty of loyalty and a duty to act in good faith. Klinck agrees that during his employment he will not individually, or in combination with any other employer, employee or competitor of Mellon, violate or breach the terms of this agreement, Code of Conduct or Mellon Securities Trading Policy.

4.02 Cooperation. Klinck agrees that upon the termination of his employment, for any reason or no reason, including but not limited to resignation of employment, that he will cooperate with Mellon, upon reasonable notice and at reasonable times, in the prosecution and defense of complaints, investigations, litigation, arbitration and mediation of any complaints, claims or actions now in existence or that may be threatened or brought in the future relating to events or occurrences that transpired while employed by Mellon or as Vice Chair of MFC.

4.03 Prior Employer Restrictions. Klinck warrants that he is not subject or party to any agreement, understanding or undertaking that would prevent or restrict him from performing his employment duties or working with or on behalf of any customer or client. In addition, Klinck warrants that his employment with Mellon does not violate any agreement, understanding or undertaking. Still further, Klinck agrees that he will not in the course of performing duties for Mellon violate any confidentiality obligations that he may owe to others.

4.04 Disclosure of Agreement. Klinck acknowledges and agrees to disclose the existence and terms of this Agreement so long as and to the extent that such terms remain in effect to (a) any prospective employer, partner or co-venturer prior to entering into an employment, partnership, or other business relationship with such person or entity.

ARTICLE 5: SPECIAL, UNIQUE AND EXTRAORDINARY SERVICES

Klinck acknowledges and agrees that in performing the job duties of his position that he provides Mellon with a special, unique and extraordinary service.

ARTICLE 6: WORKS FOR HIRE.

6.01 Property of Mellon. Klinck understands and agrees that any and all rights or interests that Klinck holds or obtains in any designs, trade secrets, client, supplier, and vendor lists, sales and marketing plans, inventions, discoveries, improvements, copyrights, patent rights, trademarks, and developments of any kind whatsoever, which are authored, conceived, reduced to practice, or otherwise obtained by Klinck during employment with Mellon or in the performance of his duties as a Vice Chair of MFC which relate to or arise out of such employment with Mellon are expressly regarded as property of Mellon or “works for hire” (the “Inventions”).

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6.02 Disclosure; Assignment. Klinck agrees to promptly disclose to Mellon any and all such Inventions and deliver to Mellon, upon its request, a written description of such Invention and any available documentary or other materials evidencing such Invention. Klinck hereby assigns to Mellon the sole and exclusive right to such Inventions, and that, upon request of Mellon, Klinck will execute and deliver any and all documents or instruments and take any other action which Mellon shall deem necessary to assign to and vest completely in it, to perfect trademark, trade secret, copyright and patent protection with respect to, or to otherwise protect Mellon’s trade secrets and proprietary interest in, such Inventions.

6.03 Survival. These obligations shall continue beyond the termination of Klinck’s employment, regardless of reason, with respect to such Inventions conceived of, reduced to practice, or developed by Klinck during the term of employment with Mellon.

6.04 Fees. Mellon agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by Klinck for any assistance rendered to Mellon pursuant to this Article 6 and to promptly reimburse Klinck for all expenses incurred by Klinck in perfecting its property rights in the Inventions. Klinck’s obligations to assign Inventions shall not apply to any invention about which Klinck can prove that: (i) the invention was developed entirely on Klinck’s own time and effort, (ii) no equipment, supplies, facilities, resources, trade secrets or confidential information of Mellon was used in the development of the invention; (iii) the invention does not relate to the business of Mellon or to Mellon’s actual or anticipated research and development; and (iv) the invention does not result from any work otherwise performed by Klinck for Mellon.

ARTICLE 7: REMEDIES

7.01 Injunctive Relief. Klinck agrees that any breach or threatened breach of any of the covenants contained in the Agreement would cause immediate, material and irreparable harm to Mellon and that money damages would not provide an adequate remedy for Mellon to protect and preserve the status quo. Therefore, KLINCK CONSENTS TO THE ISSUANCE OF A TEMPORARY RESTRAINING ORDER or A PRELIMINARY or PERMANENT INJUNCTION ordering that:

(a)	Klinck immediately return to Mellon all property and Confidential Information, whether original, duplicated, computerized, handwritten, or in any other form whatsoever, and that Klinck be enjoined and restrained from using or disclosing any information contained in such records; and

(b)	For a period of twelve (12) months, Klinck be enjoined and restrained from soliciting any client or customer whom Klinck served or whose name became known to Klinck while employed by Mellon or in the performance of his duties with Mellon, in any office and in any capacity; and

(c)	For a period of twelve (12) months, Klinck be enjoined and restrained from hiring, soliciting, or inducing any employee of Mellon to leave Mellon.

7.02 Klinck agrees that Mellon shall have all of the rights and remedies available under law, or in equity, including, but not limited to, injunctive relief, to a party enforcing any such covenant each of such rights and remedies to be independent of the other and severally enforceable including, but not limited to, the right to have such covenants specifically enforced, and the right to require any violating party to account for and pay over to Mellon all benefits derived or received by such violating party, or any of its subsidiaries or affiliates, as a result of any such breach of covenant.

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7.03 Jurisdiction. For purposes of Article 7.01, Klinck agrees to submit to, and confer exclusive jurisdiction on, the United States District Court or the State Court, which has original jurisdiction for the judicial district, or county in which Klinck last worked in the United States for Mellon. In addition, this Agreement shall be construed, governed by, and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

ARTICLE 8: EMPLOYMENT AT WILL

NOTHING HEREIN IS A PROMISE OF EMPLOYMENT FOR A FIXED TERM. KLINCK AGREES THAT HE REMAINS AT ALL TIMES AN EMPLOYEE AT WILL. MELLON MAY TERMINATE KLINCK’S EMPLOYMENT FOR ANY REASON OR FOR NO REASON, JUST AS KLINCK MAY RESIGN AT ANY TIME.

ARTICLE 9: ASSIGNMENT

Klinck expressly acknowledges and agrees that Mellon may assign this Agreement, and its rights and obligations hereunder, to any other individual, entity or organization that is a direct or indirect subsidiary of Mellon or which acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the business of Mellon, in either case without Klinck’s consent and without the necessity that this Agreement be re-signed at the time of such transfer, and the term “Mellon” shall be deemed to include such entity or organization to which this Agreement is assigned. Any such transfer shall not in and of itself constitute a termination of Klinck’s employment by Mellon.

ARTICLE 10: MISCELLANEOUS

10.01 Reasonableness; Severability. Klinck agrees that the covenants set forth herein are necessary and reasonable to protect Mellon’s Confidential Information, goodwill and business interests and therefore, valid in duration, geography and scope and in all other respects. If any court or tribunal determines that any of such covenants, or any part thereof, are invalid or unenforceable, the remaining covenants shall not thereby be affected and they shall be given full effect, without regard to the invalid portions. If any court or tribunal determined that all, or any part of the covenants contained herein are unenforceable, because of the duration or scope of such provision, or for any other reason, such court or tribunal is directed to reduce the duration or scope of such provision, as the case may be, so that, in its reduced form, such provision shall then be enforceable. If any provision or provisions hereof shall be deemed invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

10.02 Additional Obligations. Klinck agrees that the obligations in this Agreement are in addition to and not in limitation or preemption of, all other obligations or prior agreements he has with Mellon, may have to Mellon or under its Code of Conduct or Securities Trading Policy or general or specific legal or equitable principles.

10.03 Time to Consider Agreement. KLINCK ACKNOWLEDGES AND AGREES THAT HE HAS READ AND REVIEWED THIS AGREEMENT IN ITS ENTIRETY AND HAS BEEN GIVEN AN OPPORTUNITY TO CONSIDER THE AGREEMENT AND TO ASK MELLON QUESTIONS

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ABOUT IT. KLINCK ALSO AGREES THAT HE HAS BEEN GIVEN AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE PRIOR TO EXECUTING THE AGREEMENT. BY EXECUTING THE AGREEMENT, KLINCK EXPRESSLY ACKNOWLEDGES THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT AND KNOWINGLY AND FREELY AGREES TO ABIDE BY THEM.

10.04 Governing Law. This Agreement shall be deemed to be made and entered into in the Commonwealth of Pennsylvania, and shall in all respects be interpreted, enforced and governed under the laws of said Commonwealth.

10.05 Survival. Klinck acknowledges and agrees that the covenants and the restrictions contained in this Agreement are intended to protect Mellon’s interest in its Confidential Information and its commercial relationships and goodwill with its customers, prospective customers, vendors, suppliers, consultants and employees. Klinck acknowledges and agrees that the covenants and the restrictions contained in this Agreement shall continue in accordance with the express terms hereof regardless of any changes in title, position, duties, salary, compensation, benefits or other terms and conditions of employment, and shall survive the termination of Klinck’s employment.

10.06 Headings. The underlined headings contained in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of any provision hereof.

15 Oct 2004	/s/ John L. Klinck, Jr.
Date	John L. Klinck, Jr.

October 19, 2004	Mellon Financial Corporation
Date
	By:	/s/ Carl Krasik
Secretary

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